EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-45696, 333-53906, 333-113513 and 333-126114)
and Form S-8 (Nos. 333-62072, 333-37810, 333-36518, 333-35464, 333-35470,
333-35462, 333-31668, 333-89887, 333-89889, 333-91558, 333-83502 and 333-116452)
of Akamai Technologies, Inc. of our report dated September 29, 2004, except for
Note 11, which is as of October 14, 2004, relating to the financial statements of Speedera Networks, Inc., which appears in this Amendment No. 1 to the Current Report on Form 8-K of Akamai Technologies, Inc.



/s/ BDO SEIDMAN, LLP

San Francisco, California
August 26, 2005